LABEL BELOW FOR MIS USE ONLY!
                                                   LORD ABBETT
                                                   WORLD - BOND DEBENTURE
LORD ABBETT [LOGO]                                 ORIGINAL 1 SIDED 8-16-02 KD
                                                   LAURA (LAWB1F)
                                                   REVISION #1 8-19-02 KD

                                     BALLOT

                     YOU MAY VOTE IN ANY ONE OF FOUR WAYS:
      (1) VIA THE INTERNET (2) BY TELEPHONE (3) BY MAIL USING THIS BALLOT
                          (4) IN PERSON AT THE MEETING

We encourage you to vote by Internet or telephone, using the "control" number shown below. These voting methods may save your Fund money otherwise expended on postage. Regardless of the method you choose, however, please take the time to read the full text of the Combined Prospectus/Proxy Statement before voting.

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                             VOTING ON THE INTERNET

*     Read the Combined Prospectus/Proxy Statement and have this card at hand

*     Log on to www.proxyweb.com

*     Enter the control number shown below and follow the on-screen instructions

*     Do not return this paper ballot
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                                 VOTING BY PHONE

*     Read the Combined Prospectus/Proxy Statement and have this card at hand

*     Call toll-free 1-888-221-0697

*     Enter the control number shown below and follow the recorded instructions

*     Do not return this paper ballot
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                   YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY!

                             THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF
                  THE LORD ABBETT SECURITIES TRUST - WORLD BOND-DEBENTURE SERIES

The undersigned hereby appoints ROBERT S. DOW, PAUL A. HILSTAD and CHRISTINA T. SIMMONS and each of them proxies, with full power of substitution, to vote (according to the number of votes which the undersigned would be entitled to cast if then personally present) at a meeting of the shareholders of LORD ABBETT SECURITIES TRUST - WORLD BOND-DEBENTURE SERIES on October 10, 2002, including all adjournments, as specified below, and in their discretion upon such other business as may properly be brought before the meeting.

THE SHARES REPRESENTED BY THE COMBINED PROSPECTUS/PROXY WILL BE VOTED AT THE MEETING AND WILL BE VOTED IN ACCORDANCE WITH ANY SPECIFICATION MADE; IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR THE APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION, AND ANY OTHER MATTERS AS DEEMED APPROPRIATE.

                  **** CONTROL NUMBER: 999 999 999 999 99 ****

Please fill in box(es) as shown using black or blue ink or number 2 pencil. PLEASE DO NOT USE FINE POINT PENS. |X|

PROPOSAL:

1. For the approval of the Agreement and Plan of Reorganization between Lord Abbett Investment Trust, on behalf of the Lord Abbett High Yield Fund (the "High Yield Fund"), and Lord Abbett Securities Trust, on behalf of the World Bond-Debenture Series (the "World Bond-Debenture Fund"), providing for: (a) the transfer of all of the assets of the World Bond-Debenture Fund to the High Yield Fund in exchange for shares of the High Yield Fund and the assumption by the High Yield Fund of all of the liabilities of the World Bond-Debenture Fund; (b) the distribution of such shares to the shareholders of the World Bond-Debenture Fund; and (c) the termination of the World Bond-Debenture Fund under state law and the Investment Company Act of 1940.

FOR AGAINST ABSTAIN

|_|   |_|     |_|

Date ______________, 2002

For information as to the voting of shares registered in more than one name, see page 10 of the Combined Prospectus/Proxy Statement.

When signing the Combined Prospectus/Proxy as attorney, executor, Administrator, trustee, or guardian, please indicate the capacity in which you are acting. Only authorized officers should sign for corporations.

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Signature(s) (and Titles(s), if applicable)

                                                                           LAWBD